UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 30, 2017
(Date of Report - Date of Earliest Event Reported)
FIRSTCASH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10960 (Commission File Number)	75-2237318 (IRS Employer Identification No.)

1600 West 7th Street, Fort Worth, Texas 76102
(Address of principal executive offices, including zip code)

(817) 335-1100
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture for 5.375% Senior Notes Due 2024

On May 30, 2017, FirstCash, Inc. (the “Company“) closed its previously announced private offering of $300,000,000 of 5.375% senior notes due 2024 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended, pursuant to a purchase agreement between the Company, certain domestic subsidiaries of the Company and Credit Suisse Securities (USA) LLC, as representative of the initial purchasers.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of May 30, 2017, by and among the Company, the guarantors listed therein and BOKF, NA, as trustee. The Indenture provides that interest on the Notes will accrue from May 30, 2017 and is payable semiannually in arrears on June 1 and December 1 of each year, beginning on December 1, 2017, and the Notes mature on June 1, 2024.

The Company may redeem some or all of the Notes at any time on or after June 1, 2020, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest up to, but not including, the redemption date. Prior to June 1, 2020, the Company may redeem some or all of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus the “make-whole” premium set forth in the Indenture. The Company may redeem up to 35% of the Notes on or prior to June 1, 2020 with the proceeds of certain equity offerings at the redemption prices set forth in the Indenture. If the Company sells certain assets or consummates certain change in control transactions, the Company will be required to make an offer to repurchase the Notes.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, repurchase Company stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with the Company’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

Supplemental Indenture for 6.75% Senior Notes Due 2021

The Company completed the early settlement of its previously announced tender offer and consent solicitation for any and all of its outstanding 6.75% senior notes due 2021 (the “2021 Notes”), which was commenced on May 15, 2017. Having received the requisite consents from the holders of the 2021 Notes in the tender offer and consent solicitation, on May 30, 2017, the Company and the trustee executed a supplemental indenture (the “Supplemental Indenture”) to amend the indenture governing the 2021 Notes. The provisions of the Supplemental Indenture eliminate substantially all of the restrictive covenants and substantially all of the events of default (other than for failure to make payments and certain bankruptcy or insolvency events).

The preceding descriptions of the Indenture, the Notes and the Supplemental Indenture are summaries and are qualified in their entirety by the Indenture and the form of Notes, filed as Exhibit 4.1 hereto, and the Supplemental Indenture, filed as Exhibit 4.2 hereto, which are incorporated by reference herein.

Unsecured Credit Facility

On May 30, 2017, the Company entered into the First Amendment to Amended and Restated Credit Agreement and Waiver to amend and extend its existing unsecured bank credit facility (the “Credit Facility”). The term of the Credit Facility was extended through September 2, 2022 and the financial covenants in the facility were amended to provide greater flexibility for making future share repurchases. In addition, the lenders agreed to waive a recent technical event of default due to the failure of certain subsidiaries to maintain good standing in their state of incorporation for a short period of time as a result of a delay by the state in processing a tax filing made timely by the Company.

The Credit Facility continues to bear interest, at the Company’s option, at either (i) the prevailing London Interbank Offered Rate (“LIBOR”) (with interest periods of 1, 2, 3 or 6 months at the Company’s option) plus a fixed spread of 2.5% or (ii) the prevailing prime or base rate plus a fixed spread of 1.5%.

The preceding description of the First Amendment to Amended and Restated Credit Agreement and Waiver does not purport to be complete and is qualified in its entirety by the terms and conditions of the First Amendment to Amended and Restated Credit Agreement and Waiver, which is filed as Exhibit 10.1 hereto, and incorporated into this report by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above and the full text of the Indenture, the Supplemental Indenture and the First Amendment to Amended and Restated Credit Agreement and Waiver, which are attached hereto as Exhibit 4.1, Exhibit 4.2 and Exhibit 10.1, respectively, are incorporated by reference into this Item 2.03.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.03, insofar as it relates to the Company’s entry into the Supplemental Indenture.

Item 7.01 Regulation FD Disclosure.

On May 30, 2017, the Company issued a press release announcing the closing of the Notes offering, the early settlement of its previously announced tender offer and consent solicitation and the issuance of a notice of redemption of its 6.75% senior notes due 2021. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

On May 30, 2017, the Company issued a press release announcing that the term of the Company’s $400 million long-term, unsecured bank credit facility was extended through September 2, 2022 and that the financial covenants in the facility were amended to provide greater flexibility for making future share repurchases. The full text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The Company is furnishing the information in this Item 7.01 to comply with Regulation FD. Such information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Indenture, dated as of May 30, 2017, by and among FirstCash, Inc., the guarantors listed therein and BOKF, NA (including the form of Note attached as an exhibit thereto).
4.2	Third Supplemental Indenture, dated as of May 30, 2017, to Indenture dated as of March 24, 2014, by and among FirstCash, Inc., the guarantors listed therein and BOKF, NA.
10.1
First Amendment to Amended and Restated Credit Agreement and Waiver, dated May 30, 2017, between FirstCash, Inc., certain subsidiaries of the borrower from time to time party thereto, the lenders party thereto, and Wells Fargo Bank, National Association.

99.1
Press release, dated May 30, 2017, announcing the closing of the offering of 5.375% senior notes due 2024, the early settlement of the tender offer for the Company’s senior notes due 2021 and the issuance of a notice of redemption of the senior notes due 2021.

99.2	Press release, dated May 30, 2017, announcing the amendment and extension of the Company’s credit facility through 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 30, 2017	FIRSTCASH, INC.
(Registrant)

/s/ R. DOUGLAS ORR
R. Douglas Orr
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document
4.1	Indenture, dated as of May 30, 2017, by and among FirstCash, Inc., the guarantors listed therein and BOKF, NA (including the form of Note attached as an exhibit thereto).
4.2	Third Supplemental Indenture, dated as of May 30, 2017, to Indenture dated as of March 24, 2014, by and among FirstCash, Inc., the guarantors listed therein and BOKF, NA.
10.1
First Amendment to Amended and Restated Credit Agreement and Waiver, dated May 30, 2017, between FirstCash, Inc., certain subsidiaries of the borrower from time to time party thereto, the lenders party thereto, and Wells Fargo Bank, National Association.

99.1
Press release, dated May 30, 2017, announcing the closing of the offering of 5.375% senior notes due 2024, the early settlement of the tender offer for the Company’s senior notes due 2021 and the issuance of a notice of redemption of the senior notes due 2021.

99.2	Press release, dated May 30, 2017, announcing the amendment and extension of the Company’s credit facility through 2022.

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